EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


China Peregrine Food Corporation
11300 US Highway 1, Suite 202
North Palm Beach, Florida 33408

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 1999, relating to the consolidated financial statements of China Peregrine Food Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Interest of Named Expert and Counsel" in the Prospectus.


/s/  BDO Seidman, LLP


Los Angeles, California
June 24, 1999